Exhibit 4.4

AMENDMENT NO. 1 TO

STOCK PURCHASE WARRANT

This AMENDMENT NO. 1 (this “Amendment”) to Stock Purchase Warrant is entered into as of November 18, 2015 by and between Netlist, Inc., a Delaware corporation (the “Company”), and Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (the “Registered Holder”).  This Amendment No. 1 amends certain provisions of the Stock Purchase Warrant (Certificate No. W-2) issued by the Company to the Registered Holder as of July 18, 2013, as set forth below (the “Original Warrant”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Warrant.

WHEREAS, the Parties desire to amend the Original Warrant in accordance with the terms of this Amendment (the Original Warrant, as so amended by this Amendment, the “Warrant”);

WHEREAS, Section 13 of the Original Warrant provides that no amendment of any provision of the Original Warrant shall be valid unless the same shall be in writing and signed by the Majority Holders; and

WHEREAS, as of the date of this Amendment, the Registered Holder is the sole holder of the Original Warrant and as such constitutes the Majority Holders.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the Company and the Registered Holder agree as follows:

1.                                      Introductory Paragraph of the Original Warrant.  The introductory paragraph of the Original Warrant is hereby amended and restated by deleting “$1.00” and replacing it with “$0.47”.

2.                                      Section 5 of the Original Warrant.  Section 5 of the Original Warrant is hereby amended and restated by deleting the definition of “Loan Agreement” in its entirety.

3.                                      Miscellaneous.

(a)                                 Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.  The corporation laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders.  All matters concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b)                                 Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  This Amendment and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(c)                                  Effect of this Amendment.  Except as expressly set forth in this Amendment, all of the provisions of the Original Warrant shall remain in full force and effect in accordance with their terms, and this Amendment shall reaffirm the Original Warrant in all respects.  This Amendment shall be deemed to have effect as of, and from and after, the date of the Original Warrant.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NETLIST, INC.

By:	/s/ Gail Sasaki
Name: Gail Sasaki
Title: Chief Financial Officer

[Signature Page - Amendment to Stock Purchase Warrant]

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Mark K. Furstein
Name: Mark K. Furstein
Title: Chief Operating Officer

[Signature Page - Amendment to Stock Purchase Warrant]